 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION VIA THE EDGAR SYSTEM ON
                                  MAY 9, 1997

                                                Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                    FORM S-8
                             Registration Statement
                                     under
                           The Securities Act of 1933

                            U.S. BIOSCIENCE, INC.
             ----------------------------------------------------
               (Exact name of issuer as specified in its charter)

               Delaware                                 23-2460100
  ------------------------------------     ------------------------------------
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

One Tower Bridge, 100 Front Street
West Conshohocken, Pennsylvania                         19428
----------------------------------------            -----------
(Address of principal executive offices)              Zip Code

      U.S. Bioscience, Inc. 1996 Non-Employee Directors Stock Option Plan
             U.S. Bioscience, Inc. Non-Executive Stock Option Plan
                  U.S. Bioscience, Inc. 1992 Stock Option Plan
    ----------------------------------------------------------------------
                            (Full title of the Plan)

                             Philip S. Schein, M.D.
                      Chairman and Chief Executive Officer
                             U.S. Bioscience, Inc.
                       One Tower Bridge, 100 Front Street
                     West Conshohocken, Pennsylvania 19428
                    -----------------------------------------
                   (Name and address of agent for service)

                                (610) 832-0570
          ----------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                                   Copies to:

                             Alan H. Molod, Esquire
                      Wolf, Block, Schorr and Solis-Cohen
                         Twelfth Floor Packard Building
                       Philadelphia, Pennsylvania  19102
                                 (215) 977-2188

                        CALCULATION OF REGISTRATION FEE

================================================================================
                                    Proposed   Proposed
                                   maximum     maximum
                       Amount      offering    aggregate    Amount of
Title of securities    to be       price per   offering     registration
to be registered       registered  share (1)   price        fee
---------------------  ----------  ---------   -----------  ------------

Common Stock, $.01     2,150,000(2)$9.25       $19,887,500  $6,858
 par value

--------------------------------------------------------------------------------

(1) Calculated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low prices of the Company's Common Stock on the American Stock Exchange of $9.25 per share on May 2, 1997.

(2) This Registration Statement covers: (a) 50,000 shares of Common Stock to be issued pursuant to the U.S. Bioscience, Inc. 1996 Non-Employee Directors Stock

     Option Plan; (b) 1,000,000 shares to be issued pursuant to the U.S. Bioscience, Inc. Non-Executive Stock Option Plan; and (c) 1,100,000 shares to be issued pursuant to the U.S. Bioscience, Inc. 1992 Stock Option Plan. Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

                                    PART II
                                    -------

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

Item 3.       Incorporation of Documents by Reference.
              ---------------------------------------

       The following documents filed by U.S. Bioscience, Inc. (the "Registrant") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 are incorporated into this registration statement by reference:

          1. The Registrant's Annual Report on Form 10-K, for the year ended December 31, 1996.

          2. The description of the Registrant's shares of Common Stock, par value $.01 per share (the "Common Stock"), contained in the Registration Statement filed by the Registrant to register such securities under the Securities Exchange Act of 1934, including Amendment No. 2 on Form 10/A filed May 3, 1996 and all other amendments and reports filed for the purpose of updating such description prior to the termination of the offering of the Common Stock offered hereby.

       All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.       Description of Securities.
              -------------------------

       Not applicable.

Item 5.       Experts.
              -------

       The consolidated financial statements of U.S. Bioscience, Inc. appearing in Registrant's Annual Report (Form 10-K) for the year ended December 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to appear in subsequently filed documents will be, incorporated herein by reference in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

Item 6.       Indemnification of Directors and Officers.
              -----------------------------------------

       Under Section 145 of the General Corporation Law of the State of Delaware, as amended, the Company has the power to indemnify directors and officers under prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees, actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his or her being a director or officer of the Company if it is determined that he or she acted in accordance with the applicable standard of conduct set forth in such statutory provisions.

       Article Six of the Company's Certificate of Incorporation provides indemnification to directors and officers of the Company against all expenses, liability and loss reasonably incurred as a result of such person's being a party to, or threatened to be made a party to, any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another enterprise, to the fullest extent authorized by the General Corporation Law of the State of Delaware. Article Six further permits the Company to maintain insurance, at its expense, to protect itself and any such director or officer of the Company or another enterprise against any such expenses, liability or loss, whether or not the Company would have the power to indemnify such person against such expenses, liability or loss under the General Corporation Law of the State of Delaware. The Company has purchased directors' and officers' liability insurance.

Item 7.       Exemption from Registration Claimed.
              ------------------------------------

       Not applicable.

Item 8.       Exhibits.
              --------

       The following Exhibits are filed as part of this Registration Statement:

       4.1 U.S. Bioscience, Inc. 1996 Non-Employee Directors Stock Option Plan (incorporated by reference to Exhibit 10.36 to the Registrant's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 21, 1997)

       4.2     U.S. Bioscience, Inc. Non-Executive Stock Option Plan

       4.3     U.S. Bioscience, Inc. 1992 Stock Option Plan

       5       Opinion of Wolf, Block, Schorr and Solis-Cohen

      23.1     Consent of Ernst & Young LLP

      23.2     Consent of Wolf, Block, Schorr and Solis-Cohen (contained in
               Exhibit 5)

      24 Power of Attorney (contained on signature page in Part II of the Registration Statement)

Item 9.       Undertakings.
              ------------

      The undersigned Registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWER OF ATTORNEY
                        --------------------------------

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form

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S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of West Conshohocken, Commonwealth of Pennsylvania on May 9, 1997.

                         U.S. BIOSCIENCE, INC.


                         By: /s/ Robert I. Kriebel
                             ---------------------------
                             Robert I. Kriebel
                             Executive Vice President,
                             Chief Financial Officer and
                             Treasurer


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Philip S. Schein, M.D., Robert I. Kriebel and Martha E. Manning and each of them, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be lawfully done in connection with any such filing, as fully as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

    Signature              Title                                      Date
    ---------              -----                                      ----


/s/ Philip S. Schein    Chairman of the Board and               May 9, 1997
-----------------------
Philip S. Schein, M.D.  Chief Executive Officer
                        (Principal Executive
                        Officer)


/s/ C. Boyd Clarke          President and Chief                 May 9, 1997
-----------------------
C. Boyd Clarke             Operating Officer and
                                 Director

/s/ Robert I. Kriebel    Executive Vice President,              May 9, 1997
-----------------------
Robert I. Kriebel        Chief Financial Officer,
                         Treasurer and Director
                         (Principal Financial Officer)

/s/ Paul Calabresi       Director                               May 9, 1997
-----------------------
Paul Calabresi


                         Director
-----------------------
Robert L. Capizzi, M.D.


/s/Douglas J. MacMaster  Director                               May 9, 1997
-----------------------
Douglas J. MacMaster, Jr.


/s/ Allen Misher         Director                               May 9, 1997
-----------------------
Allen Misher, Ph.D.


/s/ Ellen V. Sigal       Director                               May 9, 1997
-----------------------
Ellen V. Sigal, Ph.D.


/s/ Betsey Wright        Director                               May 9, 1997
-----------------------
Betsey Wright


/s/ Mark R. Bausinger    Vice President                         May 9, 1997
-----------------------
Mark R. Bausinger       (Principal Accounting Officer)

                             U.S. BIOSCIENCE, INC.

                       REGISTRATION STATEMENT ON FORM S-8
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
                                 EXHIBIT INDEX
                                 -------------
Exhibit No.                                                                             Page
-----------                                                                             ----

     4.1 U.S. Bioscience, Inc. 1996 Non-Employee Directors Stock Option Plan (incorporated by reference to Exhibit 10.36 to the Registrant's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 21, 1997)

     4.2       U.S. Bioscience, Inc. Non-Executive Stock Option Plan.............

     4.3       U.S. Bioscience, Inc. 1992 Stock Option Plan......................

     5         Opinion of Wolf, Block, Schorr and Solis-Cohen....................

    23.1       Consent of Ernst & Young LLP......................................

    23.2       Consent of Wolf, Block, Schorr and
               Solis-Cohen (contained in Exhibit 5)

    24 Power of Attorney (contained on signature page in Part II of the Registration Statement)
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